FOR IMMEDIATE RELEASE
Investors and Media:
Julie D. Tracy
Sr. Vice President, Chief Communications Officer Wright Medical Group, Inc. (901) 290-5817 julie.tracy@wmt.com

Wright Medical Group, Inc. Reports 2015 Second Quarter Financial Results

Second Quarter Global Foot and Ankle Net Sales Increase 17% As Reported and 21% Constant Currency

Second Quarter Global Sales Increase 11% As Reported and 15% Constant Currency

Second Quarter Global Total Ankle Replacement Sales Increase 67% As Reported

MEMPHIS, Tenn. - July 29, 2015 - Wright Medical Group, Inc. (NASDAQ: WMGI) today reported financial results for its second quarter ended June 30, 2015. As a result of the completed sale of the hip and knee business to MicroPort Medical B.V., a subsidiary of MicroPort Scientific Corporation (MicroPort), this business is now reported as discontinued operations.

Net sales totaled $80.4 million during the second quarter ended June 30, 2015, representing an 11% increase as reported and 15% increase on a constant currency basis compared to the second quarter of 2014.

Robert Palmisano, president and chief executive officer, commented, “Our second quarter results demonstrated the strong growth of our U.S. foot and ankle business and improvement in our international business. Specifically, our U.S. foot and ankle business grew 25% in the quarter, which was another quarter of significant growth acceleration driven by improved sales force execution, medical education and strong contribution from new products. In addition, the ongoing launch of our INFINITY total ankle system drove record global total ankle growth of 67% in the quarter, underscoring the excellent results we are seeing from the combination of our leading technology, our Rapid Adoption Process, which is focused on conversions from fusions to total ankle implant procedures, and our emphasis on physician education. Together, these contributed to the strong sales trajectory and positive momentum we continue to see this quarter and believe we will continue to see throughout 2015.”

Net loss from continuing operations for the second quarter of 2015 totaled $37.3 million or ($0.73) per diluted share, compared to net loss from continuing operations of $53.6 million or ($1.08) per diluted share in the second quarter of 2014.

Net loss from continuing operations for the second quarter of 2015 included an $8.5 million unrealized gain related to mark-to-market adjustments on contingent value rights (CVRs) issued in connection with the BioMimetic acquisition, a gain of $0.4 million related to mark-to-market adjustments on and settlement of derivatives, $6.6 million of non-cash interest expense related to the 2017 Convertible Notes and 2020 Convertible Notes, $12.1 million of transaction and transition costs, and a $0.2 million fair value adjustment related to contingent consideration. Net loss from continuing operations for the second quarter of 2014 included an $18.5 million unrealized loss related to mark-to-market adjustments on contingent value rights (CVRs) issued in connection with the BioMimetic acquisition, $5.9 million of transaction and transition costs, $2.3 million of non-cash interest expense related to the 2017 Convertible Notes, $0.7 million of charges associated with distributor conversions and non-competes, and $0.6 million of inventory step-up amortization. These 2014 charges were offset by a $1.6 million U.S. tax benefit within continuing operations recorded as a result of the U.S. pre-tax gain recognized within discontinued operations due to the sale of the OrthoRecon business.

The Company's second quarter 2015 net loss from continuing operations, as adjusted for the above items, was $27.3 million, a decline from a net loss of $24.0 million in 2014, while diluted loss per share, as adjusted, decreased to ($0.53) in the second quarter of 2015 from ($0.48) in the second quarter of 2014. The attached financial tables include a reconciliation of U.S. GAAP to “as adjusted” results.

The Company's second quarter 2015 adjusted EBITDA from continuing operations, as defined in the GAAP to non-GAAP reconciliation provided later in this release, was negative ($10.9) million, compared to negative ($11.6) million in the same quarter of the prior year. The attached financial tables include a reconciliation of U.S. GAAP to “as adjusted” results.

Cash and cash equivalents and marketable securities totaled $427.9 million as of the end of the second quarter of 2015, an increase of $198.0 million compared to the end of the fourth quarter of 2014, which was driven by the completion of the 2020 convertible debt offering.

Update on Augment® Bone Graft

The Company previously announced that an Augment® Bone Graft vendor received a Form 483 at completion of an FDA pre-approval facility inspection in January of 2015. Late in March 2015, the vendor was notified by the FDA that its facility would be reinspected and must be in substantial compliance with the current Good Manufacturing Practice (cGMP) regulation as a condition for approval of the Augment® Bone Graft Premarket Approval Application (PMA). The vendor’s facility was subsequently reinspected by the FDA in June of 2015, and the vendor received a Form 483 at the completion of the inspection, which included seven observations. None of the observations was specifically related to Augment® Bone Graft. The vendor has submitted its response to the FDA. The Company worked closely with the vendor to address the observations and prepare its response. The FDA has not informed the Company if a reinspection of the vendor’s facility will be required. Assuming no additional reinspection is required, the Company anticipates final approval of Augment® Bone Graft in the second half of 2015.

Update on Proposed Merger with Tornier

As previously announced, all proposals related to the combination of Wright and Tornier were approved by both Wright’s and Tornier’s shareholders. With the affirmative vote by both Wright and Tornier shareholders, the primary remaining condition to closing is approval by the U.S. Federal Trade Commission (FTC). As previously disclosed, Tornier is pursuing divestiture of certain U.S. lower extremity product lines. Subject to receipt of FTC clearance, the transaction is expected to close in the third quarter of 2015.

Palmisano concluded, “We are continuing to work closely with our AUGMENT vendor and the FDA following the completion of the FDA’s inspection at the vendor’s facility in June. We were pleased that none of the observations from the vendor’s recent reinspection related specifically to AUGMENT. We also remain focused on our 2015 commitments and Vital Few initiatives, which will further strengthen and expand our market-leading competitive position. In addition, we believe our pending merger with Tornier and final approval of AUGMENT will create the premier high-growth Extremities-Biologics company that is uniquely positioned with leading technologies and specialized sales forces in three of the fastest growing areas of orthopaedics. We believe that partnered together, Wright and Tornier will become the fastest-growing company in the Extremities-Biologics industry.”

Outlook

The Company continues to anticipate net sales for 2015 of approximately $325 million to $335 million, representing constant currency growth of 13% to 16% from 2014.

The Company continues to anticipate 2015 adjusted EBITDA from continuing operations, as described in the GAAP to non-GAAP reconciliation provided later in this release, of negative $(22.0) million to negative $(27.0) million.

The Company continues to anticipate adjusted earnings per share from continuing operations, including stock-based compensation, for full-year 2015 of $(1.67) to $(1.77) per diluted share, based on approximately 51.1 million shares outstanding. While the amount of the non-cash stock-based compensation charges will vary depending upon a number of factors, the Company currently estimates that the after-tax impact of those expenses will be approximately $0.24 per diluted share for the full-year 2015.

As previously stated, the timing of Augment® approval and future currency fluctuations will influence where revenue results ultimately fall within the guidance ranges.

The Company plans to provide updated guidance when the pending merger with Tornier closes.

The Company's earnings target and adjusted EBITDA from continuing operations targets exclude possible future acquisitions; other material future business developments; non-cash interest expense associated with the 2017 and 2020 Convertible Notes; due diligence, transaction and transition costs associated with acquisitions and divestitures; impairment charges, mark-to-market adjustments to the CVRs and non-cash mark-to-market derivative adjustments; and charges associated with the February 2015 refinancing of its convertible debt. Further, this earnings target and adjusted EBITDA target excludes any expenses, earnings or losses related to the OrthoRecon business.

The Company's anticipated ranges for net sales, earnings and adjusted EBITDA from continuing operations are forward-looking statements, as are any other statements that anticipate or aspire to future events or performance. They are subject to various risks and uncertainties that could cause the Company's actual results to differ materially from the anticipated targets. The anticipated targets are not predictions of the Company's actual performance. See the cautionary information about forward-looking statements in the “Safe-Harbor Statement” section of this press release.

Internet Posting of Information

Wright routinely posts information that may be important to investors in the “Investor Relations” section of its website at www.wmt.com. Wright encourages investors and potential investors to consult its website regularly for important information.

Conference Call and Webcast

As previously announced, the Company will host a conference call starting at 3:30 p.m. Central Time today. The live dial-in number for the call is 866-202-0886 (U.S.) / 617-213-8841 (International). The

participant passcode for the call is “Wright.” A simultaneous webcast of the call will be available via Wright Medical’s corporate website at www.wmt.com.

A replay of the conference call by telephone will be available starting at 5:30 p.m. Central Time today and continuing through August 5, 2015. To hear this replay, dial 888-286-8010 (U.S.) or 617-801-6888 (International) and enter the passcode 65124711. A replay of the conference call will also be available via the internet starting today and continuing for at least 12 months. To access a replay of the conference call via the internet, go to the “Corporate - Investor Information - Audio Archives” section of the Company's website located at www.wmt.com.

The conference call may include a discussion of non-GAAP financial measures. Reference is made to the most directly comparable GAAP financial measures, the reconciliation of the differences between the two financial measures, and the other information included in this press release, the Form 8-K filed with the SEC today, or otherwise available in the “Corporate - Investor Information - Supplemental Financial Information” section of the Company's website located at www.wmt.com.

The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the “Safe-Harbor Statement” section of this press release.

About Wright Medical

Wright Medical Group, Inc. is a specialty orthopaedic company that provides extremity and biologic solutions that enable clinicians to alleviate pain and restore their patients’ lifestyles. The company is the recognized leader of surgical solutions for the foot and ankle market, one of the fastest growing segments in medical technology, and markets its products in over 60 countries worldwide. For more information, visit Wright Medical.

Non-GAAP Financial Measures

The Company uses non-GAAP financial measures, such as net sales, excluding the impact of foreign currency; operating income, as adjusted; net income, as adjusted; EBITDA, as adjusted; net income, as adjusted, per diluted share; effective tax rate, as adjusted; and free cash flow. The Company's management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company's operations, period over period. The measures exclude such items as costs associated with distributor conversions and non-competes, non-cash interest expense related to the Company's 2017 Convertible Notes and 2020 Convertible Notes, write-off of the pro rata unamortized deferred financing costs and debt discount associated with the 2017 Notes, net gains and losses on mark-to-market adjustments on and settlements of derivative assets and liabilities, mark-to-market adjustments on CVRs, transaction and transition costs, all of which may be highly variable, difficult to predict and of a size that could have substantial impact on the Company's reported results of operations for a period. Management uses these measures internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

###

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning. Forward-looking statements in this press release include, but are not limited to, statements about our outlook for our expected financial results for 2015; statements about the approvable status and anticipated final PMA approval of Augment® Bone Graft and the anticipated positive effects of such; and statements about the timing and anticipated benefits of the previously announced merger with Tornier. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, uncertainties as to the timing of the Tornier transaction; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction, or the terms of such approval; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers, vendors and other business partners; the risk that shareholder litigation in connection with the transaction may result in significant costs of defense, indemnification and liability; other business effects, including the effects of industry, economic or political conditions outside of Wright’s or Tornier’s control; the failure to realize synergies and cost-savings from the transaction or delay in realization thereof; the businesses of Wright and Tornier may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; operating costs and business disruption following completion of the transaction, including adverse effects on employee retention and on Wright’s and Tornier’s respective business relationships with third parties; transaction costs; actual or contingent liabilities; the adequacy of the combined company’s capital resources; failure or delay in ultimately obtaining FDA approval of Wright’s Augment® Bone Graft for commercial sale in the United States, failure to achieve the anticipated benefits from approval of Augment® Bone Graft, and the risks identified under the heading “Risk Factors” in Wright’s Annual Report on Form 10-K, which was filed with the SEC on February 26, 2015, and Tornier’s Annual Report on Form 10-K, filed with the SEC on February 24, 2015, as well as both companies’ subsequent Quarterly Reports on Form 10-Q and other information filed by each company with the SEC. Investors should not place considerable reliance on the forward-looking statements contained in this press release. You are encouraged to read Wright’s and Tornier’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this release, and Wright undertakes no obligation to update or revise any of these statements. Wright’s business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

--Tables Follow--

Wright Medical Group, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data--unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Net sales	$80,420	$72,364	$158,354	$143,426
Cost of sales	21,635	20,006	40,760	37,423
Gross profit	58,785	52,358	117,594	106,003
Operating expenses:
Selling, general and administrative	82,605	72,055	164,804	140,703
Research and development	7,957	6,799	15,074	12,655
Amortization of intangible assets	2,565	2,675	5,179	4,862
Total operating expenses	93,127	81,529	185,057	158,220
Operating loss	(34,342)	(29,171)	(67,463)	(52,217)
Interest expense, net	10,959	4,172	18,608	8,308
Other (income) expense, net	(8,153)	18,270	(2,841)	33,556
Loss from continuing operations before income taxes	(37,148)	(51,613)	(83,230)	(94,081)
Provision (benefit) for income taxes	158	1,970	324	(10,200)
Net loss from continuing operations	$(37,306)	$(53,583)	$(83,554)	$(83,881)
Loss from discontinued operations, net of tax	(7,009)	(2,643)	(10,509)	(2,765)
Net loss	$(44,315)	$(56,226)	$(94,063)	$(86,646)

Net loss from continuing operations per share, basic	$(0.73)	$(1.08)	$(1.64)	$(1.71)
Net loss from continuing operations per share, diluted	$(0.73)	$(1.08)	$(1.64)	$(1.71)

Net loss per share, basic	$(0.87)	$(1.13)	$(1.85)	$(1.76)
Net loss per share, diluted	$(0.87)	$(1.13)	$(1.85)	$(1.76)

Weighted-average number of shares outstanding-basic	51,056	49,640	50,963	49,135
Weighted-average number of shares outstanding-diluted	51,056	49,640	50,963	49,135

Wright Medical Group, Inc.
Consolidated Sales Analysis
(dollars in thousands--unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2015	June 30, 2014	% change	June 30, 2015	June 30, 2014	% change
U.S.
Foot and Ankle	42,360	33,912	24.9%	84,348	67,039	25.8%
Upper Extremity	4,175	3,751	11.3%	8,049	7,404	8.7%
Biologics	11,281	11,071	1.9%	22,414	22,214	0.9%
Other	454	609	(25.4%)	945	1,637	(42.3%)
Total U.S.	$58,270	$49,343	18.1%	$115,756	$98,294	17.8%

International
Foot and Ankle	12,600	12,940	(2.6%)	24,396	25,814	(5.5%)
Upper Extremity	2,042	3,699	(44.8%)	3,959	6,524	(39.3%)
Biologics	5,318	5,080	4.7%	9,810	9,577	2.4%
Other	2,190	1,302	68.2%	4,433	3,217	37.8%
Total International	$22,150	$23,021	(3.8%)	$42,598	$45,132	(5.6%)

Global
Foot and Ankle	54,960	46,852	17.3%	108,744	92,853	17.1%
Upper Extremity	6,217	7,450	(16.5%)	12,008	13,928	(13.8%)
Biologics	16,599	16,151	2.8%	32,224	31,791	1.4%
Other	2,644	1,911	38.4%	5,378	4,854	10.8%
Total Sales	$80,420	$72,364	11.1%	$158,354	$143,426	10.4%

Wright Medical Group, Inc.
Supplemental Sales Information
(unaudited)

	Second Quarter 2015 Sales Growth/(Decline)
	Domestic As Reported	Int'l Constant Currency	Int'l As Reported	Total Constant Currency	Total As Reported
Product Line
Foot and Ankle	25%	11%	(3%)	21%	17%
Upper Extremity	11%	(36%)	(45%)	(12%)	(17%)
Biologics	2%	15%	5%	6%	3%
Other	(25%)	101%	68%	61%	38%
Total Sales	18%	9%	(4%)	15%	11%

Wright Medical Group, Inc.
Supplemental Sales Information
(unaudited)

	Six Months Ended June 30, 2015 Sales Growth/(Decline)
	Domestic As Reported	Int'l Constant Currency	Int'l As Reported	Total Constant Currency	Total As Reported
Product Line
Foot and Ankle	26%	8%	(5%)	21%	17%
Upper Extremity	9%	(30%)	(39%)	(9%)	(14%)
Biologics	1%	12%	2%	4%	1%
Other	(42%)	64%	38%	28%	11%
Total Sales	18%	7%	(6%)	14%	10%

Wright Medical Group, Inc.
Reconciliation of Net Sales to Net Sales Excluding the Impact of Foreign Currency
(dollars in thousands--unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2015		June 30, 2015
	International Net Sales	Total Net Sales	International Net Sales	Total Net Sales
Net sales, as reported	$22,150	$80,420	$42,598	$158,354
Currency impact as compared to prior period	3,005	3,005	5,738	5,738
Net sales, excluding the impact of foreign currency	$25,155	$83,425	$48,336	$164,092

Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(in thousands--unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Operating Loss
Operating loss, as reported	$(34,342)	$(29,171)	$(67,463)	$(52,217)
Reconciling items impacting Gross Profit:
Inventory step-up amortization	21	615	49	1,219
Total	21	615	49	1,219
Reconciling items impacting Selling, General and Administrative expense:
Distributor conversions	—	51	—	156
Due diligence, transaction and transition costs	12,129	5,888	23,153	13,290
Total	12,129	5,939	23,153	13,446
Reconciling items impacting Amortization of Intangible Assets:
Amortization of distributor non-competes	25	627	49	1,064

Operating loss, as adjusted	$(22,167)	$(21,990)	$(44,212)	$(36,488)
Operating loss, as adjusted, as a percentage of net sales	(27.6)%	(30.4)%	(27.9)%	(25.4)%

Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(in thousands--unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
EBITDA
Net loss from continuing operations, as reported	$(37,306)	$(53,583)	$(83,554)	$(83,881)
Interest expense, net	10,959	4,172	18,608	8,308
Provision (benefit) for income taxes	158	1,970	324	(10,200)
Depreciation	5,418	4,599	10,698	8,840
Amortization of intangible assets	2,565	2,675	5,179	4,862
EBITDA	(18,206)	(40,167)	(48,745)	(72,071)
Reconciling items impacting EBITDA
Non-cash stock-based compensation expense	3,344	3,778	5,681	6,098
Other expense, net	(8,153)	18,270	(2,841)	33,556
Inventory step-up amortization	21	615	49	1,219
Distributor conversions	—	51	—	156
Due diligence, transaction and transition costs	12,129	5,888	23,153	13,290
Adjusted EBITDA	$(10,865)	$(11,565)	$(22,703)	$(17,752)
Adjusted EBITDA as a percentage of net sales	(13.5)%	(16.0)%	(14.3)%	(12.4)%

Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(in thousands, except per share data--unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Net Income
Loss before taxes, as reported	$(37,148)	$(51,613)	$(83,230)	$(94,081)
Pre-tax impact of reconciling items:
Inventory step-up amortization	21	615	49	1,219
Distributor conversion and non-competes	25	678	49	1,220
Non-cash interest expense on 2017 & 2020 Convertible Notes	6,633	2,295	11,090	4,554
Write-off of unamortized debt discount and deferred financing fees	—	—	25,201	—
Derivatives mark-to-market adjustment	(435)	—	(7,369)	1,000
Due diligence, transaction and transition costs	12,129	5,888	23,153	13,290
CVR mark-to-market adjustments	(8,465)	18,499	(21,919)	32,794
Contingent consideration fair value adjustment	155	—	155	—
Loss before taxes, as adjusted	(27,085)	(23,638)	(52,821)	(40,004)
Provision (benefit) for income taxes, as reported	$158	$1,970	$324	$(10,200)
U.S. tax impact resulting from gain in discontinued operations	—	(1,646)	—	10,716
Tax effect of reconciling items	27	—	27	—
Provision (benefit) for income taxes, as adjusted	$185	$324	$351	$516
Effective tax rate, as adjusted	(0.7)%	(1.4)%	(0.7)%	(1.3)%
Net loss from continuing operations, as adjusted	$(27,270)	$(23,962)	$(53,172)	$(40,520)

Weighted-average number of shares outstanding-diluted	51,056	49,640	50,963	49,135
Net loss from continuing operations, as adjusted, per diluted share	$(0.53)	$(0.48)	$(1.04)	$(0.82)

Wright Medical Group, Inc.
Reconciliation of Free Cash Flow
(dollars in thousands--unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Net cash used in operating activities	$(25,754)	$(24,350)	$(51,000)	$(51,590)
Capital expenditures	(13,900)	(16,448)	(25,754)	(24,284)
Free cash flow	$(39,654)	$(40,798)	$(76,754)	$(75,874)

Wright Medical Group, Inc.
Segment Information
(in thousands--unaudited)

	Three Months Ended June 30, 2015
	U.S.	International	BioMimetic	Corporate	Other (1)	Total
Sales	$58,270	$22,150	$—	$—	$—	$80,420
Gross profit	45,471	13,343	—	(8)	(21)	58,785
Operating income (loss)	3,431	(2,906)	(3,855)	(18,837)	(12,175)	(34,342)
Operating income (loss) as a percent of net sales	5.9%	(13.1%)	N/A	N/A	N/A	(42.7%)

Depreciation Expense	3,173	735	44	1,466	—	5,418
Amortization Expense	2,048	463	29	—	25	2,565
Non-cash stock-based compensation expense	—	—	—	3,344	—	3,344
Other	—	—	—	—	12,150	12,150
Adjusted EBITDA	8,652	(1,708)	(3,782)	(14,027)	—	(10,865)
_______________________________
(1) Other consists exclusively of the reconciling items from Operating Income, as reported, to Operating Income, as adjusted, as included in the reconciliations above.

	Three Months Ended June 30, 2014
	U.S.	International	BioMimetic	Corporate	Other (1)	Total
Sales	$49,343	$23,021	$—	$—	$—	$72,364
Gross profit	37,925	15,125	—	(77)	(615)	52,358
Operating income (loss)	786	25	(3,393)	(19,408)	(7,181)	(29,171)
Operating income (loss) as a percent of net sales	1.6%	0.1%	N/A	N/A	N/A	(40.3%)

Depreciation Expense	2,383	764	108	1,344	—	4,599
Amortization Expense	1,431	539	77	1	627	2,675
Non-cash stock-based compensation expense	—	—	—	3,778	—	3,778
Other	—	—	—	—	6,554	6,554
Adjusted EBITDA	4,600	1,328	(3,208)	(14,285)	—	(11,565)
_______________________________
(1) Other consists exclusively of the reconciling items from Operating Income, as reported, to Operating Income, as adjusted, as included in the reconciliations above.

Wright Medical Group, Inc.
Segment Information
(in thousands--unaudited)

	Six Months Ended June 30, 2015
	U.S.	International	BioMimetic	Corporate	Other (1)	Total
Sales	$115,756	$42,598	$—	$—	$—	$158,354
Gross profit	91,976	25,678	—	(11)	(49)	117,594
Operating income (loss)	5,802	(6,031)	(7,099)	(36,884)	(23,251)	(67,463)
Operating income (loss) as a percent of net sales	5.0%	(14.2%)	N/A	N/A	N/A	(42.6%)

Depreciation Expense	6,193	1,503	81	2,921	—	10,698
Amortization Expense	4,107	933	90	—	49	5,179
Non-cash stock-based compensation expense	—	—	—	5,681	—	5,681
Other	—	—	—	—	23,202	23,202
Adjusted EBITDA	16,102	(3,595)	(6,928)	(28,282)	—	(22,703)
_______________________________
(1) Other consists exclusively of the reconciling items from Operating Income, as reported, to Operating Income, as adjusted, as included in the reconciliations above.

	Six Months Ended June 30, 2014
	U.S.	International	BioMimetic	Corporate	Other (1)	Total
Sales	$98,294	$45,132	$—	$—	$—	$143,426
Gross profit	77,778	29,632	—	(188)	(1,219)	106,003
Operating income (loss)	6,465	828	(6,784)	(36,997)	(15,729)	(52,217)
Operating income (loss) as a percent of net sales	6.6%	1.8%	N/A	N/A	N/A	(36.4%)

Depreciation Expense	4,678	1,405	217	2,540	—	8,840
Amortization Expense	2,527	1,117	153	1	1,064	4,862
Non-cash stock-based compensation expense	—	—	—	6,098	—	6,098
Other	—	—	—	—	14,665	14,665
Adjusted EBITDA	13,670	3,350	(6,414)	(28,358)	—	(17,752)
_______________________________
(1) Other consists exclusively of the reconciling items from Operating Income, as reported, to Operating Income, as adjusted, as included in the reconciliations above.

Wright Medical Group, Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands--unaudited)

	June 30, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$427,865	$227,326
Marketable securities	—	2,575
Accounts receivable, net	51,135	57,190
Inventories	110,184	88,412
Prepaid expenses and other current assets	67,478	64,953
Total current assets	656,662	440,456

Property, plant and equipment, net	120,583	104,235
Goodwill and intangible assets, net	249,503	259,991
Other assets	145,070	87,994
Total assets	$1,171,818	$892,676

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$23,075	$16,729
Accrued expenses and other current liabilities	184,337	170,204
Current portion of long-term obligations	684	718
Total current liabilities	208,096	187,651
Long-term obligations	559,022	280,612
Other liabilities	193,519	145,610
Total liabilities	960,637	613,873

Stockholders' equity	211,181	278,803
Total liabilities and stockholders' equity	$1,171,818	$892,676